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                                                                   EXHIBIT 8.02


                    [LOCKE PURNELL RAIN HARRELL LETTERHEAD]



                                June 29, 1998



Crescent Real Estate Equities Company
777 Main Street, Suite 2100
Fort Worth, Texas  76102

Ladies and Gentlemen:

     On June 29, 1997, Crescent Real Estate Equities Company ("Crescent Equities") filed a registration statement on Form S-4 with the Securities and Exchange Commission, (the "Registration Statement"). We have acted as special tax counsel to Crescent Equities in connection with the Registration Statement. Capitalized terms used hereunder but not defined have the meaning ascribed to them in the Registration Statement.

     In rendering this opinion we have examined such documents as we have deemed relevant or necessary, including the Registration Statement, and our conclusions are based upon the facts contained in the Registration Statement. The initial and continuing accuracy of these facts constitutes an integral basis for the opinion expressed herein.

     In our opinion, the discussion contained in the Registration Statement in the subsection entitled "Tax Considerations - Taxation of Crescent Entities - State and Local Taxes" accurately summarizes the Texas franchise tax matters that are likely to be material to a holder of preferred shares or common shares of Crescent Equities as of the date of the Registration Statement. The foregoing opinion is limited to the specific matter covered hereby and does not apply to any other matters discussed under the heading "Tax Considerations." This opinion is based upon existing State of Texas statutes and regulations and positions of the Texas State Comptroller of Public Accounts as of the date hereof, all of which are subject to change, both retroactively or prospectively.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the reference to our Firm in the Registration Statement
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Crescent Real Estate Equities Company
June 29, 1998
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under the caption "Tax Considerations - Taxation of Crescent Entities - State
and Local Taxes." In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)



                                        By: /s/ C. RONALD KALTEYER
                                            ----------------------------
                                                C. Ronald Kalteyer